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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                DECEMBER 7, 2006

                                INSURE.COM, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                    0-26781                36-3299423
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  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)

           8205 South Cass Ave., Darien, IL                      60561
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       (Address of principal executive offices)               (Zip Code)

         Registrant's telephone number, including area code 630-515-0170


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 7.01   REGULATION FD DISCLOSURE

     Insure.com, Inc. announced today that it has received notice from the buyer that it has terminated its previously announced agreement to buy the Company's Colorado real estate for an expected net price of $3.9 million. The Company continues to market for sale its Colorado real estate. Despite the cancellation of this planned sale of real estate, the Company had cash and marketable securities of over $8 million at September 30, 2006. This information is being furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 7, 2006                        By:  /s/ PHILLIP A. PERILLO
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                                                    Phillip A. Perillo
                                                    Senior Vice President
                                                    and Chief Financial Officer